Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.333-258001 and 333-269169 on Form F-3 and Registration Statement Nos.333-166179, 333-192295 and 333-203460 on Form S-8 of our reports dated April 27, 2023, relating to the financial statements of H World Group Limited (previous known as Huazhu Group Limited) and the effectiveness of H World Group Limited’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 27, 2023